UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2009

ARI NETWORK SERVICES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-19608 (Commission File Number)	39-1388360 (IRS Employer Identification No.)

11425 West Lake Park Drive, Suite 900 Milwaukee, Wisconsin (Address of principal executive offices)	53224 (Zip Code)

Registrant’s telephone number, including area code:  (414) 973-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.

Results of Operations and Financial Condition.

On June 15, 2009, ARI Network Services, Inc. (the “Company”) issued a press release announcing its operating results for the third quarter ended April 30, 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On June 16, 2009, the Company entered into a Separation and Consulting Agreement (the “Agreement”) with Kenneth S. Folberg.  Under the Agreement, June 16, 2009 (the “Separation Date”) is the last date of Mr. Folberg’s employment with the Company as its Vice President of Finance and Chief Financial Officer.  The Agreement further provides for the engagement by the Company of Mr. Folberg in a post-separation consulting arrangement.

Under the Agreement, the parties acknowledge and agree that the Company has complied with its obligations under the Employment Agreement dated July 28, 2008 between the parties, and has no further obligations to Mr. Folberg arising from his employment with the Company, except the obligations to:  (1) pay Mr. Folberg his base salary through the Separation Date; (2) pay Mr. Folberg for any vacation (but not personal holidays) that he has accrued but not used prior to the Separation Date; (3) pay Mr. Folberg any earned but unpaid bonus due to him for any fiscal quarter of the Company that has been completed as of the Separation Date; (4) provide Mr. Folberg with his vested rights, if any, as of the Separation Date in the Company’s 401(k) plan; and (5) provide Mr. Folberg with the right to participate, at his own expense, in the Company’s group health insurance plan in accordance with the mandates of COBRA.

The term of the consulting arrangement between Mr. Folberg and the Company will be effective on June 16, 2009 and continue until March 15, 2010, subject to certain earlier termination provisions.  The Agreement provides that Mr. Folberg will act as an independent contractor during the consulting period for purposes of performing consulting services (including, without limitation, those services enumerated in the Agreement) for the Company regarding the Company and its finances and the industry in which it operates.  Mr. Folberg will devote such of his time and efforts as are necessary to perform and complete the services related to his obligations under the Agreement; provided, however, that such time does not exceed 693 total hours during the entire consulting period, or 154 hours in any single calendar month, prorated for any partial calendar month, subject to the specific provisions of the agreement.

As compensation for his consulting services, the Company will pay Mr. Folberg a total fee of $15,833.33 per month, prorated for any partial calendar month of the consulting period.  Should the Agreement terminate prior to March 15, 2010, the Company will only be obligated to pay a prorated portion of the final monthly fee.  Any time devoted by Mr. Folberg to the performance of consulting services under the Agreement greater than the 693 total hours specified in the Agreement will be paid by the Company at a rate of $91.35 per hour, provided that any such additional hours must be approved in advance by the Chairman of the Board of Directors of the Company.  The Company will also pay or reimburse Mr. Folberg for all ordinary and reasonable out-of-pocket expenses incurred in performing consulting services under the

Agreement, provided that any single expense exceeding $500.00 must be preapproved by the Chairman of the Board.

In accordance with the Agreement, Mr. Folberg agreed to release the Company from any and all claims against the Company.  In addition, the Company agreed to release Mr. Folberg from any claims arising out of or related in any way to his employment by the Company, other than for claims involving misconduct of the type specified under the applicable Wisconsin statutes.  The Agreement also contains customary confidentiality and non-disparagement provisions.  The Agreement will terminate in the event of the expiration of March 15, 2010, the mutual written agreement of the parties or the material breach or material violation of the terms of the Agreement by either party.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is attached as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Brian E. Dearing, Chairman of the Board and Chief Corporate Development and Strategy Officer of the Company, will also serve as the Company’s interim Chief Financial Officer effective June 16, 2009 and until such time as Mr. Folberg’s permanent replacement is identified.  Mr. Dearing’s business experience during the past five years is incorporated herein by reference to the Company’s definitive proxy statement on Schedule 14A filed on October 29, 2008.

Item 8.01.

Other Events.

On June 16, 2009, the Company issued a press release relating to the events described in Item 5.02, above.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

10.1	Separation and Consulting Agreement dated June 16, 2009 by and between ARI Network Services, Inc. and Kenneth S. Folberg

99.1	Earnings Release dated June 15, 2009

99.2	Press Release dated June 16, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 16, 2009

ARI NETWORK SERVICES, INC.

By:

/s/ Brian E. Dearing

Brian E. Dearing

Chairman of the Board, Chief Corporate
Development and Strategy Officer and
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation and Consulting Agreement dated June 16, 2009 by and between ARI Network Services, Inc. and Kenneth S. Folberg

99.1	Earnings Release dated June 15, 2009

99.2	Press Release dated June 16, 2009

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